UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2021 (November 15, 2021)

Compute Health Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40001	85-3449307
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1105 North Market Street Suite 1300 Wilmington, DE	19801
(Address of principal executive offices)	(Zip Code)

(212) 829-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-quarter of one redeemable warrant	CPUH.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	CPUH	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	CPUH WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The management of Compute Health Acquisition Corp. (the “Company”) re-evaluated the Company’s application of ASC 480-10-99 to its accounting classification of the redeemable Class A common stock issued as part of the units sold in the Company’s initial public offering (the “Public Shares”). Upon re-evaluation, the Company’s management determined that the Public Shares can be redeemed or become redeemable subject to the occurrence of future events considered outside the Company’s control under ASC 480-10-S99. Therefore, the Company’s management concluded that all of the Public Shares should be classified as temporary equity in their entirety. As a result, management has noted a reclassification adjustment related to temporary equity and permanent equity in its unaudited condensed financial statements as of September 30, 2021. This resulted in an adjustment to the initial carrying value of the Public Shares with the offset recorded to additional paid-in capital (to the extent available), accumulated deficit and common stock.

The Company previously accounted for a portion of the Public Shares as permanent equity to maintain its charter requirements to have net tangible assets of at least $5,000,001 to effect a consummation of its initial business combination. Presentation of a portion of the Public Shares as permanent equity was included in the Company’s audited balance sheet as of February 9, 2021, filed as an exhibit to its Current Report on Form 8-K filed on February 16, 2021 (the “Original Financial Statement”), the Company’s quarterly report for the first quarter ended March 31, 2021 included in its Form 10-Q filed on May 24, 2021 (“March 31, 2021 Form 10-Q”) and the Company’s quarterly report for the second quarter ended June 30, 2021 included in Form 10-Q filed on August 16, 2021 (“June 30, 2021 Form 10-Q”).

On November 15, 2021, the Company determined that it had incorrectly classified a portion of the Public Shares in the Original Financial Statement, March 31, 2021 Form 10-Q and June 30, 2021 Form 10-Q. As a result, all Public Shares should be recorded as temporary equity on the balance sheet within the Commitments and Contingencies section.

The Company’s accounting for the portion of Class A common stock as a component of permanent equity instead of as temporary equity did not have any effect on the Company’s previously reported investments held in trust, operating expenses, cash flows or cash.

As a result, on November 15, 2021, after discussion with Marcum LLP (“Marcum”), the Company’s independent registered public accounting firm, the Company’s audit committee and board of directors concluded that the Original Financial Statement, March 31, 2021 Form 10-Q and June 30, 2021 Form 10-Q should no longer be relied upon and are to be restated in order to correct the classification error. In addition, the Company is restating its earnings per share calculation for the fiscal quarters ended March 31, 2021 and June 30, 2021 as a result of the restatement of the accounting classification of the Public Shares.

The Company’s management has concluded that in light of the classification error described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective. Accordingly, the Company will restate its Original Financial Statement as soon as practicable. The Company will disclose the impact of such restatement and its remediation plan with respect to such material weakness on its March 31, 2021 quarterly report and June 30, 2021 quarterly report in its quarterly report on Form 10-Q for the quarter ended September 30, 2021, which the Company will file with the SEC as soon as practicable.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “assume,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Company’s intent to restate certain historical financial statements and the timing and impact of the Restatement. These statements are based on current expectations on the date of this Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Compute Health Acquisition Corp.

Date: November 19, 2021	By:	/s/ Joshua Fink
	Name:	Joshua Fink
	Title:	Co-Chief Executive Officer

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